Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-199966

Dated October 6, 2015

J.P. Morgan Efficiente Plus 5 Index (Net ER)

OVERVIEW
The J.P.Morgan Efficiente Plus 5 Index (Net ER) (the "Index") is a J.P. Morgan
strategy 100 that seeks to provide exposure to a range of asset classes and geographic regions based on the modern portfolio theory approach to asset allocation. The index utilizes the rapidly growing investment options available with ETFs . The Index selects from a basket 80 of 19 ETFs, 1 exchange-traded note and a cash index ("the Basket Constituents"). The index targets an annualized realized volatility of 5% by rebalancing monthly into the best performing portfolio that has an historical realized volatility of less than or equal to 5% using a six-month look back period. The levels of the Index 60 reflect the performance of the Basket constituents above the cash index and incorporate the daily deduction of a fee of 0.85% per annum.

[GRAPHIC OMITTED]

Hypothetical and Actual Historical Performance40 -- November 1, 2007 to
September 30, 2015

[GRAPHIC OMITTED]

Hypothetical and Actual Historical Volatility -- May 2, 2008 to September 10% 3
, 2015

[GRAPHIC OMITTED]

Key Features of the Index
[] Exposure to developed market equities, bonds, loans, preferred stock, emerging markets, alternative investments  including REITs, MLPs, commodity futures and gold.
[] Each month, the index rebalances into the best-performing portfolio over the past six months with volatility at or below 5%, subject to weighting constraints and diversification criteria.
[] The Index targets an annualized realized volatility of 5%.
[] Index levels published on Bloomberg under the ticker EFPLUS5E.

 Historical   Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep    Oct   Nov   Dec   Full Year
Performance*
   2015      2.97%  -0.65% 0.31%  -1.45% -0.21% -1.96% 0.35%  -2.65% -0.74%                    -4.06%**
   2014      -1.33% 2.64%  0.19%  0.84%  1.51%  2.09%  -0.75% 4.14%  -3.18% 1.86% 1.25%  0.46%  9.95%
   2013      0.97%  0.23%  1.31%  2.31%  -3.42% -0.91% 1.60%  -1.25% 1.40%  1.41% 0.85%  0.92%  5.42%
   2012      0.90%  0.54%  -0.64% 1.35%  -1.00% 1.72%  2.35%  0.23%  -0.08% 0.07% -1.19% 0.20%  4.47%
   2011      0.69%  1.90%  0.35%  1.72%  -1.20% -1.45% 2.75%  2.76%  0.14%  1.06% 0.21%  0.72%  9.98%

*Represents the monthly and full calendar year performance of the Index based on, as applicable to the relevant monthly or annual measurement period, the hypothetical back tested daily Index closing levels from December 31, 2010 to
December 31, 2014, and the actual historical performance of the Index based on the daily Index closing levels from January 1, 2015 to September 30, 2015. See
Note 6 on page 4 for important information about the limitations of hypothetical historical performance measures.
**As calculated through September 30, 2015.

 iShares[R] iBoxx
                                         Vanguard                    Vanguard
            Vanguard
                                                    iShares[R] MSCI             iShares[R] 20+ iShares[R] 7-10                 $
 Investment
             Vanguard S&P   Vanguard      FTSE                        FTSE                                     iShares[R] TIPS
            Short-Term
Recent Index   500 ETF    Small-Cap ETF Developed   EAFE Small-                 Year Treasury Year Treasury
 Grade
                                                                     Emerging                                   Bond ETF
            Corporate
Composition                             Markets ETF   Cap ETF                    Bond ETF       Bond ETF
 Corporate
                                                                    Markets ETF
            Bond ETF
                                                                                                                                Bond
 ETF
                VOO           VB           VEA          SCZ           VWO          TLT             IEF             TIP
 LQD           VCSH
 Oct 2015        0%           0%           0%           0%             0%           0%            20%              0%
 0%              5%
 Sep 2015        0%           0%           0%           10%            0%           0%            20%              0%
 0%             10%

                           PIMCO 0-5
 PowerShares
                                                                    iShares([R]) J.P.

             SPDR([R])     Year High                                                                              ETRACS
 DB                        JPMorgan
                                      PowerShares iShares([R]) U.S. Morgan USD                   Market

Recent Index Barclays High   Yield                                                    Vanguard                   Alerian MLP
 Commodity iShares([R]) Gold Cash Index
                                      Senior Loan Preferred          Emerging                  Vectors([R]) Gold

Composition Yield Bond     Corporate   Portfolio  Stock ETF         Markets Bond      REIT ETF Miners ETF        Infrastructure
 Index    Trust           USD 3 Month
(Continued)   ETF          Bond Index                                  ETF                                        Index ETN
 Tracking
                             ETF
 Fund
              JNK            HYS        BKLN        PFF                EMB             VNQ        GDX               MLPI
 DBC      IAU             JPCAUS3M
 Oct 2015     0%              0%         10%        10%                 5%              0%         0%               0%
 0%       0%                 50%
 Sep 2015     0%              0%         0%         10%                 5%              0%         0%               0%
 0%       0%                 45%

Comparative Hypothetical and Historical Annualized Returns (%), Annualized
Volatility (%), Sharpe Ratio, and Correlation -- September 30, 2015

                                                                Annualized Return  Annualized       Sharpe Ratio
                            3 Year Annualized 5 Year Annualized                                                   Correlation (Since
                                                                  (Since Nov 1,   Volatility (Since (Since Nov 1,
                                Return(1)         Return(1)                                                        Nov 1, 2007)(4)
                                                                     2007)(1)     Nov 1, 2007)(2)      2007)(3)
--------------------------- ----------------- ----------------- ----------------- ----------------- ------------- ------------------
 Efficiente Plus 5 Index(5)      3.27%             5.02%             5.30%           5.70%              0.93          100.00%
--------------------------- ----------------- ----------------- ----------------- ----------------- ------------- ------------------
S&P 500 Index (Excess
        Return)                 11.93%            12.79%             4.16%           22.41%             0.19          29.07%
--------------------------- ----------------- ----------------- ----------------- ----------------- ------------- ------------------
Barclays Aggregate Bond
 Index (Excess Return)           1.30%             2.60%             3.38%           3.93%              0.86          25.84%
---------------------------

J.P. Morgan Efficiente Plus 5 Index (Net ER) Performance Details

J.P. Morgan Efficiente Plus 5 Index (Net ER) Performance(6) -- Bloomberg EFPLUS5E Index
      2008       Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep             Oct    Nov   Dec   Full Year
 EFPLUS5E Index 1.47%  1.68%  -0.74% -0.71% -0.14% 0.74%  -1.23% -0.85% -2.26%          -6.34% 2.05%  4.89% -1.84%
      2009       Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep             Oct    Nov   Dec   Full Year
 EFPLUS5E Index -2.42% -0.75% 0.74%  0.84%  2.30%  -0.22% 2.55%  0.82%  1.90%           -0.15% 1.88%  0.12%  7.75%
      2010       Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep             Oct    Nov   Dec   Full Year
 EFPLUS5E Index 0.42%  0.92%  2.04%  1.88%  -2.93% 1.31%  2.27%  2.72%  1.33%           0.47%  -1.40% 0.96% 10.31%
      2011       Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep             Oct    Nov   Dec   Full Year
 EFPLUS5E Index 0.69%  1.90%  0.35%  1.72%  -1.20% -1.45% 2.75%  2.76%  0.14%           1.06%  0.21%  0.72%  9.98%
      2012       Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep             Oct    Nov   Dec   Full Year
 EFPLUS5E Index 0.90%  0.54%  -0.64% 1.35%  -1.00% 1.72%  2.35%  0.23%  -0.08%          0.07%  -1.19% 0.20%  4.47%
      2013       Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep             Oct    Nov   Dec   Full Year
 EFPLUS5E Index 0.97%  0.23%  1.31%  2.31%  -3.42% -0.91% 1.60%  -1.25% 1.40%           1.41%  0.85%  0.92%  5.42%
      2014       Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep             Oct    Nov   Dec   Full Year
 EFPLUS5E Index -1.33% 2.64%  0.19%  0.84%  1.51%  2.09%  -0.75% 4.14%  -3.18%          1.86%  1.25%  0.46%  9.95%
--------------- ------ ------ ------ ------ ------ ------ ------ ------ --------------- ------ ------ ----- ---------
      2015       Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep             Oct    Nov   Dec    YTD
 EFPLUS5E Index 2.97%  -0.65% 0.31%  -1.45% -1.96% 0.35%  -2.65% -0.74%                                     -4.06%
Please see Notes on the next page. Past hypothetical and historical performance is not a guide to future performance. The levels of the Index incorporate a fee of 0.85% per annum.
Sources: Bloomberg and J.P.Morgan.

Glossary
-------- --------------------------------------------------------
   VOO   Vanguard S&P 500 ETF
-------- --------------------------------------------------------
   VEA   Vanguard FTSE Developed Markets ETF
-------- --------------------------------------------------------
   VWO   Vanguard FTSE Emerging Markets ETF
-------- --------------------------------------------------------
    VB   Vanguard Small-Cap ETF
-------- --------------------------------------------------------
   SCZ   iShares([R]) MSCI EAFE Small-Cap ETF
-------- --------------------------------------------------------
    TLT  iShares([R]) 20+ Year Treasury Bond ETF
-------- --------------------------------------------------------
    IEF  iShares([R]) 7-10 Year Treasury Bond ETF
-------- --------------------------------------------------------
   LQD   iShares([R]) iBoxx $ Investment Grade Corporate Bond ETF
-------- --------------------------------------------------------
    TIP  iShares([R]) TIPS Bond ETF
-------- --------------------------------------------------------
  VCSH   Vanguard Short-Term Corporate Bond ETF
-------- --------------------------------------------------------
   JNK   SPDR([R]) Barclays High Yield Bond ETF
-------- --------------------------------------------------------
   HYS   PIMCO 0-5 Year High Yield Corporate Bond Index ETF
-------- --------------------------------------------------------
   BKLN  PowerShares Senior Loan Portfolio
-------- --------------------------------------------------------
   PFF   iShares([R]) U.S. Preferred Stock ETF
-------- --------------------------------------------------------
   EMB   iShares([R]) J.P. Morgan USD Emerging Markets Bond ETF
-------- --------------------------------------------------------
   GDX   Market Vectors([R]) Gold Miners ETF
-------- --------------------------------------------------------
   VNQ   Vanguard REIT ETF
-------- --------------------------------------------------------
   MLPI  ETRACS Alerian MLP Infrastructure Index ETN
-------- --------------------------------------------------------
   DBC   PowerShares DB Commodity Index Tracking Fund
-------- --------------------------------------------------------
    IAU  iShares([R]) Gold Trust
-------- --------------------------------------------------------
JPCAUS3M JPMorgan Cash Index USD 3 Month
-------- --------------------------------------------------------

Key Risks

[] Our affiliate, J.P. Morgan Securities plc, or JPMS plc, is the index calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index and the value of your investment.
[] JPMS is under no obligation to consider your interest as an investor with returns linked to the Index.[] The level of the Index will include the deduction of a fee of 0.85% per annum.
[] The Index was established on December 31, 2014 and therefore has a limited operating history.
[] There are risks associated with a momentum -based investment strategy. If market conditions do no represent a continuation of prior observed trends, the performance of the Index, which is rebalanced based on prior trends, may be adversely affected.
[] The Index comprises notional assets and liabilities. There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.
[] The Index may not be successful, may not outperform any alternative strategy and may not achieve its target volatility of 5%.[] The Index may be partially uninvested if the cash index is included in the Monthly Reference Portfolio.
[] The investment strategy used to construct the index involves monthly rebalancing and weighting constraints that are applied to the Basket
Constituents.
[] Changes in the values of the Basket Constituents may offset each other.
[] The commodity futures contracts underlying the PowerShares DB Commodity
Index Tracking Fund are subject to uncertain legal and regulatory regimes.
[] Investments linked to the index may be issued by J.P. Morgan. In this case, the value of the investment and any payment owed on the investment will be subject to the credit risk of J.P. Morgan.
[] The performance of the Index, and therefore any return on an investment linked to the Index, may be based in part on the performance of an ETN issued by UBS AG. As such, you will be exposed to the credit risk of UBS AG to the extent the Index has an allocation to the ETN.
[] An investment linked to the Index is subject to risks associated with
non-U.S. securities markets (including emerging markets, and currency exchange risk), small capitalization stocks, preferred stocks, fixed income securities and loans (including interest-rate related risks and credit risk), risks associated with the real estate industry and MLPs, and risks associated with investments in commodity futures contracts and gold.
The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section in any relevant product supplement, underlying supplement, term sheet or pricing supplement."

DISCLAIMER
JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, underlying supplement, the relevant termsheet or pricing supplement, and any other documents that J.P. Morgan will file with the
SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan,
any agent or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and termsheet or pricing supplement, if you so request by calling toll-free (800) 576 3529.
Free Writing Prospectus filed pursuant to Rule 433; Registration Statement No.
333-199966

Notes

1. Hypothetical, historical performance measures: Represents the performance of the Index based on the hypothetical back-tested closing levels from November 1,
2007 through December 31, 2014 and actual performance from January 1, 2015 to
September 30, 2015, as well as the actual performance of the S&P 500 Index
(Excess Return) and the Barclays Aggregate Bond Index (Excess Return) over the same periods.

For purposes of these examples, each index was set equal to 100 at the beginning of the relevant measurement period and returns are calculated arithmetically (not compounded). The "S&P 500 Index (Excess Return)" and
"Barclays Aggregate Bond Index (Excess Return)" refer to hypothetical indices constructed from the total returns of the relevant index with the returns of the Cash Index deducted. There is no guarantee the Efficiente Plus 5 Index will outperform the S&P 500 Index (Excess Return), the Barclays Aggregate Bond Index
(Excess Return) or any alternative investment strategy.

2. Volatility: the annualized standard deviation of the relevant index's arithmetic daily returns as of November 1, 2007. Volatility levels are calculated from the hypothetical and historical returns, as applicable to the relevant measurement period, of the
Efficiente Plus 5 Index, S&P 500 Index (Excess Return), and the Barclays
Aggregate Bond Index (Excess Return)."

3. Sharpe Ratio: a measure of risk-adjusted performance, and is computed as the annualized hypothetical and historical return since November 1, 2007 divided by the annualized volatility since November 1, 2007.

4. Correlation: the performance of the relevant index to the Efficiente Plus 5
Index, calculated based on the daily returns since November 1, 2007.

5. For time periods prior to the launch of any Exchange-Traded Constituent and such Exchange-Trade Constituents' initial satisfaction of a minimum size and liquidity standard, the hypothetical back-testing uses alternative performance information derived from a related index, after deducting hypothetical expenses and fees, rather than performance information for such ETF.

The back-tested, hypothetical, historical annualized volatility and index returns have inherent limitations. These volatility and return results were achieved by means of a retroactive application of back-tested models designed with the benefit of hindsight. No representation is made that in the future the relevant indices will have the volatility or returns shown. Alternative modeling techniques or assumptions might produce significantly different results and may prove to be more appropriate. Actual annualized volatilities and returns may vary materially from this analysis.

6. Hypothetical, historical performance measures: Represents the monthly and full calendar year performance of the Index based on, as applicable to the relevant measurement period, the hypothetical back tested daily closing levels from December 31, 2007 through December 31, 2014, and the actual historical performance of the Index based on daily closing levels from January 1, 2015 through September 30, 2015. YTD reflects the year to date performance of the
Index from the last business day of the previous calendar year through, and including September 30, 2015. The hypothetical historical values above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. These back-tested results are achieved by means of a retroactive application of a back-tested model designed with the benefit of hindsight. No representation is made that an investment linked to the Index will or is likely to achieve returns similar to those shown. Alternative modelling techniques or assumptions would produce different hypothetical historical information that might prove to be more appropriate and that might differ significantly from the hypothetical historical information in the table. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical historical information that forms part of the information contained in the table.

Please see Key Risks on page 3 for additional information.

J.P. Morgan Efficiente Plus 5 Index (Net ER) Hypothetical Back-Tested and
Historical Weightings

J.P. Morgan Efficiente Plus 5 Index (Net ER) Weightings -- 2013 to Present
2015      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
October   0%  0%  0%  0%  0%  0%  20% 0%  0%  5%   0%  0%                  10% 10% 5%  0%  0%  0%  0%  0%  50%
September 0%  0%  0%  10% 0%  0%  20% 0%  0%  10%  0%  0%                  0%  10% 5%  0%  0%  0%  0%  0%  45%
August    20% 0%  10% 10% 0%  0%  0%  0%  0%  0%   0%  0%                  5%  5%  0%  0%  0%  0%  0%  0%  50%
July      0%  0%  20% 10% 0%  0%  0%  0%  0%  10%  5%  10%                 10% 0%  10% 0%  0%  0%  0%  0%  25%
June      0%  10% 10% 10% 0%  0%  20% 0%  0%  5%   15% 10%                 5%  10% 0%  0%  0%  0%  0%  0%  5%
May       0%  10% 15% 10% 0%  15% 20% 0%  0%  10%  0%  0%                  0%  10% 0%  0%  0%  0%  0%  0%  10%
April     10% 10% 0%  0%  0%  20% 15% 0%  0%  0%   0%  0%                  0%  10% 0%  10% 0%  0%  0%  0%  25%
March     20% 10% 0%  0%  0%  20% 20% 0%  5%  5%   0%  0%                  0%  10% 0%  10% 0%  0%  0%  0%  0%
February  20% 10% 0%  0%  0%  20% 20% 0%  10% 0%   0%  0%                  0%  10% 0%  10% 0%  0%  0%  0%  0%
January   20% 10% 0%  0%  0%  20% 20% 0%  10% 0%   0%  0%                  0%  10% 0%  10% 0%  0%  0%  0%  0%
2014      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
December  20% 10% 0%  0%  0%  20% 20% 0%  5%  0%   0%  0%                  0%  10% 0%  10% 0%  5%  0%  0%  0%
November  20% 0%  0%  0%  5%  20% 20% 0%  0%  0%   0%  0%                  0%  10% 5%  10% 0%  10% 0%  0%  0%
October   20% 0%  0%  0%  15% 20% 10% 0%  0%  0%   0%  0%                  0%  10% 10% 5%  0%  10% 0%  0%  0%
September 10% 0%  0%  0%  20% 20% 0%  0%  10% 0%   0%  0%                  0%  10% 10% 10% 0%  10% 0%  0%  0%
August    20% 0%  0%  0%  20% 20% 0%  0%  0%  0%   0%  0%                  0%  10% 10% 10% 0%  10% 0%  0%  0%
July      10% 0%  0%  0%  5%  20% 0%  10% 0%  0%   5%  0%                  0%  10% 10% 10% 10% 10% 0%  0%  0%
June      20% 0%  0%  5%  0%  20% 0%  0%  10% 0%   0%  0%                  0%  10% 10% 10% 5%  10% 0%  0%  0%
May       20% 0%  0%  5%  0%  20% 0%  0%  0%  0%   15% 0%                  0%  10% 0%  10% 0%  10% 10% 0%  0%
April     20% 5%  0%  5%  0%  10% 0%  0%  20% 0%   20% 5%                  0%  10% 0%  5%  0%  0%  0%  0%  0%
March     10% 10% 0%  10% 0%  10% 0%  0%  20% 0%   20% 10%                 0%  10% 0%  0%  0%  0%  0%  0%  0%
February  10% 10% 0%  10% 0%  0%  0%  0%  20% 5%   20% 10%                 10% 5%  0%  0%  0%  0%  0%  0%  0%
January   20% 0%  10% 10% 0%  0%  0%  0%  0%  10%  15% 10%                 10% 0%  0%  0%  0%  0%  0%  0%  15%
2013      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
December  15% 10% 0%  10% 0%  0%  0%  0%  0%  5%   5%  10%                 10% 0%  0%  0%  0%  0%  0%  0%  35%
November  20% 10% 0%  5%  0%  0%  0%  0%  0%  5%   0%  5%                  0%  0%  0%  0%  0%  5%  0%  0%  50%
October   15% 10% 0%  10% 0%  0%  0%  0%  0%  0%   0%  10%                 5%  0%  0%  0%  0%  0%  0%  0%  50%
September 20% 10% 0%  0%  0%  0%  0%  0%  0%  0%   0%  0%                  10% 0%  0%  0%  0%  10% 0%  0%  50%
August    20% 10% 0%  0%  0%  0%  0%  0%  0%  0%   0%  0%                  10% 0%  0%  0%  0%  10% 0%  0%  50%
July      20% 10% 0%  0%  0%  0%  0%  0%  0%  0%   0%  0%                  10% 0%  0%  0%  0%  10% 0%  0%  50%
June      20% 10% 0%  0%  0%  5%  0%  0%  0%  10%  5%  10%                 10% 10% 0%  5%  0%  10% 0%  0%  5%
May       0%  0%  20% 10% 0%  20% 5%  0%  0%  0%   10% 10%                 0%  5%  0%  10% 0%  10% 0%  0%  0%
April     0%  10% 5%  10% 0%  5%  5%  0%  5%  0%   20% 10%                 0%  10% 0%  10% 0%  10% 0%  0%  0%
March     0%  0%  15% 10% 0%  0%  0%  0%  20% 5%   20% 10%                 0%  10% 0%  0%  0%  10% 0%  0%  0%
February  0%  0%  20% 10% 0%  5%  5%  0%  0%  0%   20% 10%                 10% 10% 0%  0%  0%  10% 0%  0%  0%
January   0%  0%  20% 10% 0%  5%  0%  0%  20% 0%   20% 10%                 5%  0%  10% 0%  0%  0%  0%  0%  0%

Please see the Glossary on page 3 for definitions related to the exchange-traded constituent tickers. Please see Key Risks on page 3 for additional information. Source: J.P. Morgan.

Hypothetical and Historical weightings: Represents the monthly allocations to each exchange-traded constituent in the Index based on the hypothetical allocations of the exchange-traded constituents from January 1, 2013 to
December 31, 2014 and actual historical allocations of the exchange-traded constituents to the Index from January 1, 2015 through September 30, 2015. The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange-traded constituents during the term of your investment linked to the
Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange-traded constituents consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modeling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

J.P. Morgan Efficiente Plus 5 Index (Net ER) Hypothetical Back-Tested
Weightings

J.P. Morgan Efficiente Plus 5 Index (Net ER) Weightings -- 2010 to 2012

2012      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
December  0%  0%  10% 0%  0%  0%  0%  0%  20% 0%   20% 10% 0%  10% 10% 0%  0%  10% 10% 0%  0%
November  0%  0%  0%  0%  0%  10% 0%  0%  20% 10%  5%  10% 10% 10% 10% 0%  15% 0%  0%  0%  0%
October   0%  0%  0%  0%  0%  20% 5%  0%  20% 0%   20% 0%  0%  10% 10% 0%  10% 0%  0%  5%  0%
September 0%  0%  0%  0%  0%  20% 0%  0%  20% 0%   20% 10% 0%  10% 10% 10% 0%  0%  0%  0%  0%
August    10% 0%  0%  0%  0%  20% 10% 0%  20% 0%   0%  10% 0%  10% 10% 10% 0%  0%  0%  0%  0%
July      0%  0%  0%  0%  0%  20% 0%  0%  20% 0%   20% 10% 0%  10% 10% 10% 0%  0%  0%  0%  0%
June      20% 0%  0%  0%  0%  20% 0%  0%  20% 0%   10% 10% 0%  10% 0%  10% 0%  0%  0%  0%  0%
May       20% 0%  0%  0%  0%  15% 15% 0%  0%  0%   0%  10% 10% 10% 0%  10% 0%  10% 0%  0%  0%
April     15% 0%  0%  0%  0%  15% 0%  5%  5%  0%   5%  10% 10% 10% 10% 5%  0%  10% 0%  0%  0%
March     20% 5%  0%  0%  0%  20% 5%  10% 5%  0%   0%  10% 10% 5%  0%  0%  0%  10% 0%  0%  0%
February  15% 0%  0%  0%  0%  20% 10% 0%  0%  0%   5%  10% 10% 5%  0%  0%  0%  10% 0%  0%  15%
January   10% 0%  0%  0%  0%  20% 15% 0%  0%  0%   0%  0%  0%  0%  10% 0%  0%  5%  0%  0%  40%
2011      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
December  5%  0%  0%  0%  0%  20% 5%  0%  0%  0%   0%  0%  5%  0%  0%  0%  0%  10% 0%  5%  50%
November  15% 0%  0%  0%  0%  15% 20% 5%  0%  10%  0%  0%  0%  0%  0%  0%  0%  0%  0%  10% 25%
October   5%  0%  0%  0%  0%  20% 20% 0%  0%  0%   10% 0%  0%  0%  10% 0%  0%  0%  0%  0%  35%
September 10% 0%  0%  0%  0%  15% 20% 10% 0%  5%   0%  0%  0%  0%  10% 0%  0%  0%  0%  10% 20%
August    0%  0%  0%  0%  0%  20% 20% 10% 0%  0%   10% 0%  0%  0%  10% 10% 0%  0%  10% 10% 0%
July      0%  10% 0%  0%  0%  20% 20% 10% 0%  0%   0%  0%  0%  10% 0%  10% 0%  0%  10% 10% 0%
June      10% 5%  0%  0%  0%  10% 0%  0%  5%  0%   20% 10% 5%  10% 0%  10% 0%  0%  10% 5%  0%
May       5%  10% 0%  0%  0%  0%  0%  5%  0%  5%   0%  10% 10% 10% 0%  0%  0%  10% 10% 10% 15%
April     10% 10% 0%  0%  0%  0%  0%  5%  0%  0%   0%  10% 10% 10% 0%  0%  0%  10% 10% 0%  25%
March     10% 10% 0%  0%  0%  0%  0%  5%  0%  10%  10% 10% 10% 0%  0%  0%  0%  10% 10% 0%  15%
February  0%  10% 0%  0%  0%  0%  0%  5%  5%  10%  20% 10% 10% 0%  0%  0%  0%  10% 10% 0%  10%
January   0%  10% 0%  0%  0%  0%  5%  0%  0%  10%  10% 10% 10% 10% 0%  0%  0%  10% 5%  10% 10%
2010      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
December  0%  0%  0%  10% 5%  0%  20% 0%  5%  0%   10% 10% 10% 10% 10% 0%  0%  10% 0%  0%  0%
November  0%  0%  0%  0%  5%  0%  20% 0%  20% 0%   10% 10% 0%  10% 10% 0%  0%  10% 0%  5%  0%
October   0%  0%  0%  0%  0%  20% 20% 0%  10% 0%   0%  10% 0%  5%  10% 5%  0%  10% 0%  10% 0%
September 0%  0%  0%  0%  0%  20% 20% 0%  10% 0%   0%  10% 0%  5%  10% 5%  0%  10% 0%  10% 0%
August    0%  0%  0%  0%  0%  20% 20% 0%  5%  0%   5%  10% 0%  0%  10% 10% 0%  10% 0%  10% 0%
July      0%  0%  0%  0%  0%  20% 20% 0%  10% 0%   0%  10% 0%  0%  10% 10% 0%  10% 0%  10% 0%
June      0%  10% 0%  0%  0%  20% 20% 0%  0%  5%   0%  10% 10% 10% 0%  5%  0%  10% 0%  0%  0%
May       0%  5%  0%  0%  0%  0%  5%  0%  15% 10%  5%  10% 10% 10% 10% 10% 0%  10% 0%  0%  0%
April     0%  0%  0%  0%  0%  0%  0%  10% 15% 10%  10% 10% 10% 10% 5%  10% 0%  10% 0%  0%  0%
March     0%  0%  0%  0%  0%  0%  15% 10% 0%  10%  20% 10% 10% 10% 0%  5%  0%  10% 0%  0%  0%
February  0%  0%  0%  0%  0%  0%  0%  10% 10% 10%  20% 10% 10% 0%  10% 0%  0%  10% 0%  10% 0%
January   5%  0%  0%  0%  0%  0%  0%  5%  15% 10%  15% 10% 10% 5%  10% 0%  0%  10% 0%  5%  0%

Please see the Glossary on page 3 for definitions related to the exchange-traded constituent tickers. Please see Key Risks on page 3 for additional information. Source: J.P. Morgan.

Hypothetical and Historical weightings: Represents the monthly allocations to each exchange-traded constituent in the Index based on the hypothetical allocations of the exchange-traded constituents from January 1, 2010 to
December 31, 2012. The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange-traded constituents during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange-traded constituents consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modeling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

J.P. Morgan Efficiente Plus 5 Index (Net ER) Hypothetical Back-Tested
Weightings

J.P. Morgan Efficiente Plus 5 Index (Net ER) Weightings -- November 2007 to
2009

2009      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
December  0%  0%  0%  5%  0%  5%  0%  5%  20% 10% 5%   10% 10% 0%   10% 0%  0%  10% 0%   10% 0%
November  0%  0%  0%  5%  0%  0%  0%  10% 20% 10% 5%   10% 10% 5%   10% 0%  0%  5%  0%   5%  5%
October   0%  0%  0%  10% 0%  0%  0%  0%  20% 10% 5%   10% 10% 5%   10% 0%  0%  0%  0%   0%  20%
September 0%  0%  0%  5%  0%  0%  5%  0%  0%  10% 0%   10% 10% 10%  0%  0%  0%  0%  0%   0%  50%
August    0%  0%  0%  5%  5%  0%  0%  5%  0%  10% 5%   10% 10% 0%   10% 0%  0%  0%  0%   0%  40%
July      0%  0%  0%  0%  5%  0%  0%  10% 0%  10% 0%   10% 10% 0%   10% 0%  0%  5%  0%   5%  35%
June      0%  0%  0%  0%  0%  0%  0%  0%  0%  10% 5%   10% 10% 0%   10% 0%  5%  0%  0%   5%  45%
May       0%  0%  0%  0%  0%  0%  10% 0%  15% 10% 0%   10% 10% 0%   10% 0%  0%  0%  0%   10% 25%
April     0%  0%  0%  0%  0%  5%  20% 0%  0%  0%  0%   10% 5%  0%   0%  0%  0%  5%  0%   5%  50%
March     0%  0%  0%  0%  0%  5%  20% 0%  0%  0%  0%   10% 5%  0%   5%  0%  0%  0%  0%   5%  50%
February  0%  0%  0%  0%  0%  10% 15% 0%  0%  0%  0%   10% 5%  0%   0%  0%  0%  5%  0%   5%  50%
January   5%  0%  0%  0%  0%  20% 5%  0%  0%  0%  0%   10% 5%  0%   0%  0%  0%  0%  0%   5%  50%
2008      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
December  0%  5%  0%  0%  0%  20% 10% 0%  0%  0%  0%   10% 0%  0%   5%  0%  0%  0%  0%   5%  45%
November  0%  0%  0%  0%  0%  20% 5%  0%  0%  0%  0%   10% 10% 0%   0%  0%  0%  0%  0%   5%  50%
October   0%  0%  0%  0%  0%  20% 10% 0%  0%  0%  0%   5%  10% 0%   0%  0%  0%  0%  0%   10% 45%
September 0%  10% 0%  0%  0%  20% 0%  0%  0%  0%  0%   0%  10% 0%   0%  10% 0%  0%  0%   0%  50%
August    0%  5%  0%  0%  0%  0%  0%  10% 0%  0%  0%   0%  10% 0%   0%  10% 0%  0%  10%  5%  50%
July      0%  0%  0%  0%  0%  0%  10% 10% 0%  0%  0%   0%  0%  0%   0%  10% 0%  0%  10%  10% 50%
June      0%  0%  0%  0%  0%  0%  0%  10% 0%  0%  15%  0%  0%  5%   0%  0%  0%  0%  10%  10% 50%
May       0%  0%  0%  0%  0%  10% 20% 10% 0%  0%  0%   0%  0%  0%   0%  10% 0%  0%  10%  10% 30%
April     0%  0%  0%  0%  0%  5%  20% 10% 0%  5%  0%   0%  0%  0%   5%  0%  0%  0%  10%  10% 35%
March     0%  0%  0%  0%  5%  10% 20% 10% 0%  5%  0%   0%  0%  0%   10% 0%  0%  0%  10%  10% 20%
February  0%  0%  0%  0%  0%  15% 20% 10% 0%  5%  0%   0%  0%  0%   10% 0%  0%  0%  10%  10% 20%
January   0%  0%  0%  0%  5%  20% 20% 10% 0%  0%  0%   0%  0%  0%   10% 0%  0%  0%  10%  10% 15%
2007      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
December  0%  0%  0%  0%  10% 20% 20% 10% 0%  0%  0%   0%  0%  0%   5%  0%  0%  0%  5%   10% 20%
November  0%  0%  0%  0%  15% 10% 20% 10% 0%  0%  0%   0%  0%  0%   0%  0%  0%  0%  10%  0%  35%

Please see the Glossary on page 3 for definitions related to the exchange-traded constituent tickers. Please see Key Risks on page 3 for additional information. Source: J.P. Morgan.

Hypothetical and Historical weightings: Represents the monthly allocations to each exchange-traded constituent in the Index based on the hypothetical allocations of the exchange-traded constituents from November 1, 2007 to
December 31, 2009. The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange-traded constituents during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange-traded constituents consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modeling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.